SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52652	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 350
            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

_    _CET Services, Inc.

12503 Euclid Dr. #30, Centennial, Colorado  80111

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

     On August 21, 2008, CET Services, Inc., a California corporation (“CET”) completed its redomestication as a corporation formed and organized under the laws of the state of Colorado.  The redomestication was accomplished by consummating the statutory merger of CET with and into BioMedical Technology Solutions Holdings, Inc., a Colorado corporation formed July 17, 2008 (“BMTS” or the “Company”) with BMTS being the surviving corporation.  The redomestication had an effective date of August 25, 2008, the date the Certificate of Merger was filed with the Colorado Secretary of State.

     In connection with the transaction, the Company filed with the Secretary of State of the state of Colorado a Statement of Merger (“Statement of Merger”) and the Company filed with the Secretary of State of the state of California a certified copy of the Statement of Merger.  The Statement of Merger is attached to this report as an exhibit.

     Under the terms of the Agreement and Plan of Merger, automatically on the effective date of the merger, all issued and outstanding securities of CET immediately prior to the effective time, were converted automatically into an equal number of shares of Common Stock of the Company.  Further, all outstanding options, warrants and other stock purchase rights of CET were assumed by the Company and became the obligation of the Company without modification or interruption.

     By virtue of the operation of Rule 12g-3  under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) all shares of Common Stock of CET issued to the holders of issued and outstanding shares of Common Stock of CET  immediately prior to the effective time of the merger are deemed automatically to be registered under Section 12g of the Exchange Act; and BMTS shall continue being subject to the reporting requirements of Section 13 of the Exchange Act in the same manner that CET a had been subject to such reporting requirements immediately prior to the merger.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
99.1	Statement of Merger as filed with the Colorado Secretary of State
*99.2	Statement of Merger as filed with the California Secretary of State
99.3	Agreement and Plan of Merger dated May 8, 2008
99.4	Amendment No. 1 to Agreement and Plan of Merger dated May 8, 2008
99.5	Amendment No. 2 to Agreement and Plan of Merger dated May 8, 2008

*   To be filed by amendment to this Current Report on Form 8-K

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: August 26, 2008	By: /s/ Donald G. Cox__________________ Donald G. Cox, President

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